                                                                     EXHIBIT 4.2

                                US AIRWAYS, INC.

             8.39% Pass Through Certificates, Series 2000-3, Class C

                             REGISTRATION AGREEMENT

                                                                November 2, 2000

AIRBUS INDUSTRIE FINANCIAL SERVICES
2nd Floor
George's Dock House
International Financial Center
Dublin 1, Ireland

Dear Sirs:

            US Airways, Inc., a Delaware corporation ("US Airways" or the "Issuer"), proposes to issue and sell to Airbus Industrie Financial Services, a corporation organized under the laws of Ireland (the "Purchaser"), upon the terms set forth in a purchase agreement dated as of October 26, 2000 (the "Purchase Agreement"), its 8.39% Pass Through Certificates, Series 2000-3, Class C (the "Certificates"). Capitalized terms used but not specifically defined herein are defined in the Purchase Agreement.

            As an inducement to the Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, US Airways and State Street Bank and Trust Company of Connecticut National Association, solely in its capacity as trustee (the "Trustee") of the US Airways Pass Through Trust 2000-3C (the "Class C Trust") agree with you, for the benefit of the beneficial holders and record holders of the Certificates, but only to the extent specifically set forth herein, the Exchange Certificates (as defined herein) and the Private Exchange Certificates (as defined herein), including the Purchaser (the "Holders") as follows:

            1. Registered Exchange Offer. US Airways hereby grants the Purchaser (and not any other Holder) the right (a "Demand Right") on up to two occasions to cause US Airways to file with the Securities and Exchange Commission (the "Commission") a registration statement (an "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "1933 Act"), with respect to an offer (a "Registered Exchange Offer") to the Holders to cause the Class C Trust to issue and deliver to such Holders, in exchange for the Certificates, a like principal amount of pass through certificates (the "Exchange Certificates") of the Class C Trust with terms substantially identical in all material respects to the Certificates (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or a potential increase, of the interest rate applicable to the Certificates if US Airways fails to comply with its registration obligations hereunder in a timely manner). The Purchaser may exercise the

Demand Right on two occasions, one exercise of the Demand Right to be prior to December 31, 2000 and one exercise of the Demand Right to be after January 1, 2001 and prior to November 2, 2002. From and after such time as the Issuer causes a Shelf Registration Statement (as defined herein) to be declared effective and covering all of the Certificates, and for so long as such Shelf Registration Statement is effective under the 1933 Act, the Purchaser shall have no Demand Rights under this Section 1. Each exercise of a Demand Right shall be subject to, and on the terms and conditions set forth in, this Registration Agreement.

            The Purchaser shall exercise a Demand Right by delivering to US Airways a written notice of such exercise substantially in the form attached hereto as Annex A. Such notice shall be delivered to US Airways by a nationally recognized overnight courier or by messenger. As used in this Registration Agreement, "Notice Date" shall mean (i) the date on which such notice is received by US Airways if received at or before 12:00 noon, Washington, D.C. time, on a business day, or (ii) if the date on which the notice is delivered is not a business day or such notice is delivered to US Airways after such time, the first business day thereafter.

            US Airways shall:

            (i) at its cost, prepare and file an Exchange Offer Registration Statement with the Commission not later than forty-five (45) days after each Notice Date (or, if the 45th day is not a business day, the first business day thereafter);

            (ii) use all reasonable best efforts to cause the respective Exchange Offer Registration Statement to become effective under the 1933 Act not later than one hundred twenty (120) days after the respective Notice Date (or, if the 120th day is not a business day, the first business day thereafter);

            (iii) consummate the respective Exchange Offer not later than one hundred fifty (150) days after the respective Notice Date (or, if the 150th day is not a business day, the first business day thereafter); and

            (iv) use all reasonable best efforts to keep the respective Exchange Offer Registration Statement effective under the 1933 Act until the close of business on the 180th day following the expiration of the respective Registered Exchange Offer (such period being called the "Exchange Offer Registration Period") for use by Exchanging Dealers (as defined below) as contemplated in
Section 4(g) below or for use as contemplated by clause (ii) of the fifth paragraph of this Section 1.

            US Airways shall be deemed not to have used all reasonable best efforts to keep an Exchange Offer Registration Statement effective during an Exchange Offer Registration Period if US Airways voluntarily takes any action that would result in Exchanging Dealers not being able to use such Exchange Offer Registration Statement as contemplated in such Section 4(g) or for use as contemplated by clause (ii) of the next paragraph, unless (i) such action is required by applicable law, or (ii) US Airways cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) necessary for filing the Exchange Offer Registration Statement or any amendment or supplement thereto, or (iii) such action is taken by US Airways in good faith and for valid business reasons (not including avoidance of US Airways' obligations hereunder) to prevent the disclosure of any material fact(s) related directly or indirectly to US Airways. The Exchange Certificates will be issued under the Pass Through Trust Agreement, dated as of October 5, 2000, as supplemented by Trust Supplement No. 2000-3C, dated as of November 2, 2000, each between US Airways and the Trustee (the "Pass Through Agreement").

            Upon the effectiveness of an Exchange Offer Registration Statement, the Issuer shall promptly cause the Class C Trust to commence the respective Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Certificates for Exchange Certificates in such Registered Exchange Offer (assuming that such Holder is not an affiliate of US Airways within the meaning of the 1933 Act, acquires the Exchange Certificates in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Certificates) to trade such Exchange Certificates from and after their receipt without any limitations or restrictions under the 1933 Act. Notwithstanding the foregoing, the Purchaser and US Airways acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the 1933 Act, and in the absence of an applicable exemption therefrom, (i) each Holder that is a broker- dealer electing to exchange the Certificates acquired for its own account as a result of market-making activities or other trading activities for the Exchange Certificates (an "Exchanging Dealer") may be required to deliver a prospectus containing the information set forth in Annex B hereto on the cover, in Annex C hereto in "The Exchange Offer" section, and in Annex D hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Certificates received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) the Purchaser (if it elects to sell Exchange Certificates acquired in exchange for the Certificates originally purchased by it) may be required to deliver a prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the 1933 Act, as applicable, in connection with such a sale.

            If, upon consummation of a Registered Exchange Offer, the Purchaser holds any Certificates, the Issuer, following the delivery of such Exchange Certificates pursuant to such Registered Exchange Offer, upon the written request of the Purchaser, shall cause the Class C Trust to issue and deliver to the Purchaser in exchange (the "Private Exchange") for the Certificates held by the Purchaser, a like principal amount of the Exchange Certificates issued under the Pass Through Agreement and identical in all material respects (including the existence of restrictions on transfer under the 1933 Act and the securities laws of the several states of the United States) to the Certificates (the "Private Exchange Certificates," and collectively with the Certificates and the Exchange Certificates, the "Securities").

            In connection with a Registered Exchange Offer, the Issuer shall or shall cause the Class C Trust to:

            (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than thirty
(30) days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

            (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York or in the City of Boston;

            (d) permit Holders to withdraw tendered Certificates at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply in all respects with all applicable laws.

            As soon as practicable after the close of a Registered Exchange Offer, or a Private Exchange, as the case may be, the Issuer shall:

            (a) accept, or shall cause the Class C Trust to accept, for exchange all Certificates tendered and not validly withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

            (b) deliver to the Trustee for cancellation all Certificates so accepted for exchange; and

            (c) cause the Trustee promptly to authenticate and deliver to each Holder of the Certificates the Exchange Certificates or the Private Exchange Certificates, as the case may be, equal in principal amount to the Certificates of such Holder so accepted for exchange.

            The Pass Through Agreement will provide that all Securities issued under such Pass Through Agreement will vote and consent together as one class and that none of the Securities issued under such Pass Through Agreement will have the right to vote or consent as a class separate from one another on any matter.

            The Issuer shall use its reasonable best efforts to keep any Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act during the Exchange Offer Registration Period or, in the case of the Purchaser only, such longer period of time as the Purchaser is required to deliver a prospectus in connection with the sale of securities.

            Notwithstanding any other provisions hereof, the Issuer shall ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder;
(ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

            Each Holder participating in a Registered Exchange Offer shall be required to represent to the Issuer that, at the time of the consummation of such Registered Exchange Offer, (i) any Exchange Certificates received by such Holder will be acquired in the ordinary course of business; (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Certificates or the Exchange Certificates within the meaning of the 1933 Act; (iii) such Holder is not an "affiliate", as defined in Rule 405 of the 1933 Act, of US Airways, or if it is an affiliate, such Holder acknowledges that it must comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable; (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Certificates; and (v) if such Holder is a broker-dealer, that it will receive Exchange Certificates for its own account in exchange for the Certificates that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates.

            2. Shelf Registration. If: (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Issuer determines that it is not permitted to effect a Registered Exchange Offer as contemplated by Section 1 hereof; (ii) for any other reason a Registered Exchange Offer is not consummated by the 150th day after the respective Notice Date (if such day is not a business day, the first business day thereafter and as extended by any Delay Period (defined below)), (iii) the Purchaser so requests if it so determines that any Holder is not eligible to participate in any Registered Exchange Offer; (iv) the Purchaser so requests with respect to Certificates not eligible to be exchanged for Exchange Certificates in a Registered Exchange Offer; (v) the Purchaser so requests if it so determines that any Holder that participates in a Registered Exchange Offer does not or will not receive freely transferable Exchange Certificates in exchange for tendered Certificates (including as a result of the Holder being required under applicable law to deliver a prospectus in connection with any resale of Exchange Certificates) (in the case of clause (iii), (iv) or (v), the Purchaser may make the determination or request at any time after the date first written above and prior to the expiration of the Shelf Registration Period and shall communicate such determination or request to the Issuer in writing for the respective Registered Exchange Offer and, in connection therewith, if such notice is given prior to the consummation of the respective Registered Exchange Offer, the Purchaser may request that the Issuer and the Class C Trustee cease performing their obligations under Section 1, in which event, the Issuer's and the Class C Trustee's obligations under Section 1, as well as any liabilities of the Issuer under Section 3 related to Section 1, shall terminate with respect to such Registered Exchange Offer); (vi) the Purchaser holds Private Exchange Certificates received in connection with a Registered Exchange Offer; or (vii) the Issuer so elects, the following provisions shall apply:

            (a) The Issuer shall, subject to Section 5, as promptly as practicable file (but in no event more than forty-five (45) days after so required or requested pursuant to this Section 2) with the Commission and thereafter shall use all reasonable best efforts to cause to be declared effective within one hundred twenty (120) days after so required or requested pursuant to this Section 2 a shelf registration statement on an appropriate form under the 1933 Act relating to the offer and sale of the Certificates (or Private Exchange Certificates or Exchange Certificates) by the Holders of the Certificates (or Private Exchange Certificates or Exchange Certificates) from time to time in accordance with the methods of distribution set forth in Annex D hereto and set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement").

            (b) The Issuer shall use all reasonable best efforts to keep the Shelf Registration Statement continuously effective to permit the prospectus forming part thereof to be usable by Holders or the Purchaser, as applicable, for a period of two (2) years from the date first written above or such shorter period that will terminate when all the Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Issuer shall be deemed not to have used its reasonable best efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if US Airways voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Securities covered thereby not being able to offer and sell such Securities during that period unless (i) such action is required by applicable law, or

(ii) US Airways cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) necessary for the Shelf Registration Statement or any amendment or supplement thereto, or (iii) such action is taken by US Airways in good faith and for valid business reasons (not including avoidance of US Airways' obligations hereunder) to prevent the disclosure of any material fact(s) related directly or indirectly to US Airways. A Shelf Registration Statement filed with the Commission pursuant to this Section 2(b) shall not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, or Holders are not otherwise able to offer and sell Securities covered by such Shelf Registration Statement, such Shelf Registration Statement shall be deemed not to have been effective during the period of such interference or period of unavailability, until the offering of Securities pursuant to such Shelf Registration Statement may legally resume (and the two year period referred to above shall be extended by a number of days equal to such period).

            (c) Notwithstanding any other provisions hereof, the Issuer shall use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder; (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

            3. Liquidated Damages; Increase in Interest Rate. The parties agree that if the Issuer fails to fulfill its obligations under Section 1 or 2, the Holders will suffer damages that will be difficult to ascertain and the parties desire to provide for liquidated damages in the form of an increased interest rate on the Certificates in the event of a "Registration Default" (as defined below). Accordingly, if (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable filing deadline specified herein, (ii) any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the applicable effectiveness deadline specified herein, (iii) any Registered Exchange Offer has not been consummated on or prior to the consummation deadline specified herein, or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose at any time prior to (a) in the case of an Exchange Offer Registration Statement, the expiration of the respective Exchange Offer Registration Period or (b) if a Shelf Registration Statement is required to be filed pursuant to Section 2 hereof, the expiration of the Shelf Registration Period, in each case without being succeeded within two (2) days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five (5) days of filing such post-effective amendment to such Registration Statement (each such event in clauses (i) through (iv), a "Registration Default"), then the interest rate applicable to the Certificates shall be increased as follows: during the first ninety (90)-day period immediately following the occurrence of such Registration Default, such interest rate shall be increased by 0.25% per annum from and including the first Business Day following the date on which such Registration Default occurs to, but excluding the date such Registration Default is cured in accordance with the last sentence of this paragraph. During each subsequent ninety (90)-day period (or portion thereof) during which any Registration Default has occurred and is continuing, the interest rate applicable to the Certificates shall increase by an additional 0.25% per annum, up to a maximum increase of 1% per annum. Notwithstanding the foregoing, (1) upon the filing of the respective Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the respective Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) in the case of (ii) above, (3) upon consummation of any Registered Exchange Offer in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the respective Registration Statement or any additional Registration Statement that causes the respective Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the existing Registration Default shall be deemed cured and the Securities that are the subject of such Registration Statement as a result of such clause (i), (ii),
(iii) or (iv), as applicable, will again bear interest at 8.39% per annum, until such time, if any, that another Registration Default occurs.

            Notwithstanding any other provision of this Agreement, no Registration Default shall be deemed to have occurred and the interest rate applicable to the Certificates shall not increase for an aggregate of thirty
(30) days, whether or not consecutive, from the date the Issuer provides the Purchaser written notice that it has failed to fulfill an obligation under
Section 1 or 2 which would otherwise result in a Registration Default hereunder, if (and only so long as) the reason the Issuer failed to fulfill such obligation is because (i) such failure is required to comply with applicable law, (ii) the Issuer cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) necessary for the respective Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, or any amendment or supplement thereto, or (iii) such action is taken by the Issuer in good faith and for valid business reasons (not including avoidance of the Issuer's obligations hereunder) to prevent the disclosure of any material fact(s) related directly or indirectly to the Issuer. If the Issuer invokes its rights set forth in this paragraph to delay the occurrence of a Registration Default with respect to any deadline described in clauses (i), (ii) or (iii) of the first paragraph of this Section 3 (the "Delay Period"), the increase in interest rate otherwise applicable to the Certificates with respect to any subsequent deadline described in such clauses and relating to the respective Registered Exchange Offer automatically shall be delayed by the Delay Period(s) previously invoked by the Issuer and such automatic delay shall not be counted against the aggregate thirty (30) day grace period granted to the Issuer herein. For example, if the Issuer invokes a ten (10) day Delay Period with respect to its obligation to file an Exchange Offer Registration Statement within forty-five (45) days of the Notice Date, then each of the one hundred twenty (120) and one hundred fifty (150) day deadlines with respect to the effectiveness of the Exchange Offer Registration Statement and the consummation of the Registered Exchange Offer automatically would be extended by ten (10) days, and the Issuer would continue to have an additional twenty (20) days to further delay such deadlines or for use or to delay the deadline described in clause (iv) of the first paragraph of this Section 3.

            Subject to the terms of the Intercreditor Agreement, any incremental interest due to a Holder of a Certificate will be passed through to such Holder on each Regular Distribution Date in the manner provided for in the Pass Through Agreement, as more fully set forth in the Pass Through Agreement and the Certificates.

            4. Registration Procedures. In connection with any Registration Statement filed pursuant to Section 1 or Section 2 hereof, the following provisions shall apply:

            (a) The Issuer shall (i) furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use all reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchaser reasonably may propose; (ii) include the information set forth in Annex B hereto on the cover, in Annex C hereto in "The Exchange Offer" section, and in Annex D hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex E hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer (as each may be amended in response to the comments of the staff of the Commission or to comply with the Commission's rules promulgated under the 1933 Act); (iii) if requested by the Purchaser, include the information required by Items 507 and/or 508 of Regulation S-K under the 1933 Act, as applicable, in the prospectus forming a part of the Registration Statement; and (iv) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling security holders.

            (b) (1) The Issuer shall advise you (and any Exchanging Dealer or Holder whom you have requested in writing that the Issuer contact and whose contact information you have provided to the Issuer before the date on which such notice is to be supplied):

            (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

            (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information.

Any notice pursuant to clause (ii) above shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made and a notice that the Registration Statement shall be deemed not to have been effective during the period of such interference until the offering of Securities pursuant to such Registration Statement may legally resume (and any time periods referred to in Section 1 or 2 during which a Registration Statement must be kept effective shall be extended by a number of days equal to such period). US Airways also shall provide such notice to the Holders of Securities included within the coverage of a Shelf Registration Statement and to any Exchanging Dealer, in the case of an Exchange Offer Registration Statement, in each case, which has provided in writing to the Issuer a telephone or facsimile number or address for notices. If requested by you or any such Holder or Exchanging Dealer, US Airways shall confirm such advice in writing.

            (2) The Issuer shall advise you (and any Exchanging Dealer or Holder whom you have requested in writing that the Issuer contact and whose contact information you have provided to the Issuer before the date on which such notice is to be supplied):

            (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

            (ii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

Any notice pursuant to this subsection (2) shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made and a notice that the Registration Statement shall be deemed not to have been effective during the period of such suspension, until the offering of Securities pursuant to such Registration Statement may legally resume (and any time periods referred to in Section 1 or 2 during which a Registration Statement must be kept effective shall be extended by a number of days equal to such period). US Airways also shall provide such notice to the Holders of Securities included within the coverage of a Shelf Registration Statement and to any Exchanging Dealer, in the case of an Exchange Offer Registration Statement, in each case, which has provided in writing to the Issuer a telephone or facsimile number or address for notices. If requested by you or any such Holder or Exchanging Dealer, US Airways shall confirm such advice in writing.

            (c) The Issuer shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

            (d) The Issuer shall furnish to each registered Holder of Securities included within the coverage of any Shelf Registration Statement (and any such beneficial Holder that has provided the Issuer in writing to the Issuer a telephone or a facsimile number or an address for notices, including any Exchanging Dealer which so requests in writing or the Purchaser), without charge, at least one (1) copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if a Holder so requests in writing, all exhibits (including those incorporated by reference).

            (e) The Issuer shall, during the Shelf Registration Period, deliver to each registered Holder of Securities included within the coverage of any Shelf Registration Statement and any such beneficial Holder that has provided the Issuer in writing an address, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. Subject to the terms of this Agreement, the Issuer consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the prospectus or any amendment or supplement thereto.

            (f) The Issuer shall furnish to each Exchanging Dealer or the Purchaser, as applicable, which so requests, without charge, at least one (1) copy of any Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer or the Purchaser, as applicable, so requests in writing, all exhibits (including those incorporated by reference).

            (g) The Issuer shall, during any Exchange Offer Registration Period, promptly deliver to each broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of Exchange Certificates received by such broker-dealer in the respective Registered Exchange Offer (a "Participating Broker-Dealer") and such other persons as may be required to deliver a prospectus following such Registered Exchange Offer, without charge, as many copies of the prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such person may reasonably request for delivery by such person in connection with a sale of Exchange Certificates received by it pursuant to such Registered Exchange Offer. Subject to the terms of this Agreement, the Issuer consents to the use of the prospectus or any amendment or supplement thereto by any such Participating Broker-Dealer or other person as aforesaid.

            (h) Prior to the effective date of any Registration Statement, the Issuer will use its reasonable best efforts to register or qualify or cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

            (i) The Issuer shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of the Securities pursuant to such Shelf Registration Statement.

            (j) Upon the occurrence of any event contemplated by paragraphs
(1)(ii) or (2)(iii) of this Section 4(b), the Issuer shall promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Issuer notifies the Purchaser, the Holders and any known Participating Broker-Dealer in accordance with paragraphs (1)(ii) or
(2)(i) through (iii) of Section 4(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Purchaser, the Holders and any such Participating Broker- Dealers shall suspend use of such prospectus. In the event such suspension becomes necessary, the Registration Statement shall be deemed not to have been effective during the period of such suspension until the offering of Securities pursuant to such Registration Statement may legally resume (and any time periods referred to in Section 1 or 2 during which a Registration Statement must be kept effective shall be extended by a number of days equal to such period).

            (k) Not later than the effective date of the applicable Registration Statement, the Issuer shall provide a CUSIP number for the Certificates, the Exchange Certificates, or the Private Exchange Certificates, as the case may be, and provide the trustee with printed certificates for the Certificates, the Exchange Certificates or the Private Exchange Certificates, as the case may be, in a form eligible for deposit with The Depository Trust Company (it being expressly understood that the Exchange Certificates will continue to be held in book-entry form in the same manner as the Certificates). The Issuer shall take such action as is necessary to assure that all Securities sold pursuant to a Registration Statement or Rule 144 under the 1933 Act bear the same CUSIP number (which CUSIP number shall be for the use of unrestricted securities).

            (l) The Issuer will cause the Pass Through Agreement to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

            (m) The Issuer shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of
Section 11(a) of the 1933 Act; provided that in no event shall such earnings statement be delivered more than forty-five (45) days after the end of the twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Issuer's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such twelve (12) month period.

            (n) The Issuer may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of such Securities as the Issuer may from time to time reasonably require for inclusion in such Registration Statement. The Issuer may exclude from such Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

            (o) In the case of a Shelf Registration Statement, the Issuer shall enter into such customary agreements (including, if requested, an agreement with selling agents (the "Agents") for the Holders in customary form) and take all such other action, if any, as the Purchaser, the Holders of a majority in aggregate principal amount of the Securities or an Agent (if any) shall reasonably request in order to facilitate any disposition of Securities pursuant to such Shelf Registration Statement.

            (p) In the case of a Shelf Registration Statement, the Issuer shall
(i) make reasonably available for inspection by a representative of, and special counsel ("Special Counsel") acting for, the Purchaser or Holders of a majority in aggregate principal amount of the Securities being sold and any Agent participating in any disposition of Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Issuer, and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such Agent (an "Inspector") in connection with such Shelf Registration Statement, provided that the Issuer shall be required to comply with the provisions of this Section 4(p) only (A) at the time of the initial effectiveness of the Shelf Registration Statement, (B) after the Issuer files a Form 8-K under the 1934 Act (other than a Form 8-K filed in connection with an earnings announcement), provided that any investigation conducted under this clause (B) is limited to the material filed (or reasonably related to the material filed) in the Form 8-K; and (C), except as specified in clauses (A) and (B), not more than once per quarter.

            (q) In the case of a Shelf Registration Statement, the Issuer shall, if requested by the Purchaser or Holders of a majority in aggregate principal amount of the Securities, their Special Counsel or the Agents (if any) in connection with such Shelf Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver to the Purchaser an opinion (and reasonable updates thereof) relating to the Shelf Registration Statement and the Securities in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by the Purchaser or Holders of a majority in aggregate principal amount of the Securities being sold, their Special Counsel or the Agents (if any) and (iii) its independent public accountants to provide a comfort letter in customary form, subject to the receipt of appropriate documentation as contemplated and only if permitted by Statement of Auditing Standards No. 72, provided that the Issuer need comply with the provisions of this Section 4(q) only at the time of the initial effectiveness of the Shelf Registration Statement and twice thereafter and in its sole and absolute discretion upon request by the Purchaser.

            (r) In the case of any Shelf Registration Statement, the Issuer, if requested by any Holder, shall cause its counsel to deliver an opinion relating to the Securities included within the coverage of such Shelf Registration Statement in customary form.

            (s) If a Registered Exchange Offer or Private Exchange is to be consummated, upon delivery of Certificates by Holders to the Issuer (or to such other person as directed by the Issuer) in exchange for the Exchange Certificates or Private Exchange Certificates, as the case may be, the Issuer shall mark, or cause to be marked, on the Certificates so exchanged that such Certificates are being canceled in exchange for the Exchange Certificates or Private Exchange Certificates, as the case may be, in no event shall the Certificates be marked as paid or otherwise satisfied.

            5. Registration Expenses.

            (a) US Airways shall bear all Registration Expenses related to the performance of its obligations under Section 1 relating to an Exchange Offer Registration Statement, provided that the Purchaser shall bear all additional expenses caused by keeping the Exchange Offer Registration Statement effective for more than one hundred eighty (180) days after the expiration of the respective Registered Exchange Offer.

            (b) The Purchaser shall bear all Registration Expenses in connection with a Shelf Registration Statement filed pursuant to Section 2 hereof in excess of the amount the Issuer would have borne under Section 5(a) had the respective Registered Exchange Offer been consummated; provided, that the Issuer shall bear all expenses related to a Shelf Registration Statement filed as a result of the occurrence of an event described in clause (i), (ii), (vi) or (vii) of the first paragraph of Section 2 hereof.

            (c) For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by US Airways and the Trustees with this Agreement, including: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees; (ii) all reasonable fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualifications of any of the Exchange Certificates or Certificates); (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement; (iv) all rating agency fees; (v) all fees and expenses incurred in connection with the listing, if any, of any of the Certificates on any securities exchange or exchanges; (vi) all fees and disbursements relating to the qualification of the Pass Through Agreements under applicable securities laws; (vii) the reasonable fees and disbursements of counsel (other than the fees and disbursements of internal counsel) for the Issuer and of the independent public accountants of the Issuer, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance; (viii) the reasonable fees and expenses of the Trustees, including their counsel, and any escrow agent or custodian; and (ix) any reasonable fees and disbursements of the underwriters or Agents, if any, retained by the Issuer and the reasonable fees and expenses of any special experts retained by the Issuer in connection with any Registration Statement, in each case as are customarily required to be paid by issuers or sellers of securities, but excluding fees of counsel to the Agents, underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Certificates by a Holder.

            6. Indemnification. (a) In the event of a Shelf Registration or in connection with any prospectus delivery pursuant to a Registered Exchange Offer by an Exchanging Dealer as contemplated in Section 4(g) or by the Purchaser, the Issuer shall indemnify and hold harmless each Holder and its affiliates (as defined in the 1933 Act), officers, directors, and employees from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any prospectus forming a part thereof (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission base upon information relating to any Holder furnished to the Issuer in writing by such Holder expressly for use therein ("Holder Information"); provided, however, that the foregoing indemnity agreement, with respect to any preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Securities or any person controlling such Holder, if a copy of the prospectus (as then amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defects giving rise to such losses, claims, damages or liabilities.

            (b) In the event of a Shelf Registration Statement, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Holder, but only with reference to the Holder Information of such Holder; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the net proceeds received by such Holder from the sale of Securities pursuant to such Shelf Registration Statement.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one firm ( in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by such Holder in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and such Holder, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and such Holder on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer in connection with the offering of such Securities shall be deemed to be in the same proportion as the aggregate consideration received by the Trust from the sale by the Trust of such Securities (or Securities which were exchanged into such Securities) bears to the aggregate consideration received by such Holder in connection with the resale of such Securities, and such Holder shall be deemed to have received the rest of the benefits. The relative fault of the Issuer on the one hand and of such Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Issuer and the Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph 6(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it to any purchaser exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
Section 6 and the representation, warranties and other statements of the Issuer contained in this Agreement or contained in certificates of officers of the Issuer submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder or the Issuer, its officers or directors or any person controlling the Issuer and (iii) acceptance of and payment for any of the Securities.

            7. Rules 144 and 144A. The Issuer shall use its reasonable best efforts to file the reports required to be filed by it under the 1933 Act and the 1934 Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the written request of any Holder of Certificates, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Issuer covenants that it will take such further action as any Holder of Certificates may reasonably request, all to the extent required from time to time to enable such Holder to sell Certificates without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Certificates, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements.

            8. Miscellaneous.

            (a) Amendment and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless US Airways has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities.

            Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities being sold by such Holders pursuant to such Registration Statement.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 8(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Pass Through Agreement, with a copy in like manner to the Purchaser;

            (ii) if to the Purchaser, initially at the respective addresses set forth in the Purchase Agreement with copies to the parties specified therein; and

            (iii) if to the Issuer, initially at its address set forth in the Purchase Agreement, with copies to the parties specified therein.

            All such notices and communications shall be deemed to have been duly given when received.

            The Purchaser or US Airways by notice to the other may designate additional or different addresses for subsequent notices or communications.

            (c) Successors and Assigns. This Agreement shall be binding upon US Airways and each of its successors and assigns.

            (d) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (e) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Specified times of day refer to New York City time.

            (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (h) Securities Held by the Issuer. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuer or any of its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (i) No Inconsistent Agreements. US Airways has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

            (j) Copies of Agreement. US Airways shall provide a copy of this Agreement to prospective purchasers of the Certificates identified to them by the Purchaser upon request.

            (k) Letter Agreement. The rights and obligations of the parties hereunder shall be independent of the rights and obligations under the captions "Transfer Rights" and "Transaction Expenses" in Section 4 of that certain "Letter Agreement dated as of October 31, 1997 (as amended from time to time, the "Letter Agreement" and the provisions described above, the "Applicable Provisions") between AVSA, S.A.R.L. and US Airways, and the Applicable Provisions shall not affect or limit the rights or obligations of the parties hereunder, provided that without limiting the foregoing, the rights and obligations under the "Transfer Rights" caption described above shall survive the execution and delivery of this Agreement and shall remain in full force and effect in accordance with their terms.

            (l) Underwritten Offering. Notwithstanding anything to the contrary herein, neither the Purchaser nor any Holder shall be entitled to use the registration rights granted to the Purchaser in this Agreement to effect an underwritten public offering.

            (m) Class C Trust. The Trustee shall take such action as may be reasonably requested by the Company in connection with the Issuer satisfying its obligations arising under this Agreement.

            Please confirm that the foregoing correctly sets forth the agreement between US Airways and you.

                                        Very truly yours,

                                        US AIRWAYS, INC.

                                        By: /s/ Jeffery A. McDougle
                                            ---------------------------------
                                        Name: Jeffery A. McDougle
                                        Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED as of the date first above written:

AIRBUS INDUSTRIE FINANCIAL SERVICES

By: /s/ Catharine Ennis
    -------------------------------
    Name: Catharine Ennis
    Title: Director

             (counterpart signature page for Registration Agreement)

CONFIRMED AND ACCEPTED as of the date first above written:

STATE STREET BANK AND TRUST
  COMPANY OF CONNECTICUT,
  NATIONAL ASSOCIATION, as Trustee

By: /s/ John G. Correia
    ----------------------------------------
    Name: John G. Correia
    Title: Assistant Vice President

                                                                      ANNEX A TO
                                                          REGISTRATION AGREEMENT

                       NOTICE OF EXERCISE OF DEMAND RIGHT

US Airways, Inc.
2345 Crystal Drive
Arlington, VA 22227
Attention: Treasurer
Telecopier: (703) 872-5936

Ladies and Gentlemen:

            Reference is made to the Registration Agreement (the "Registration Agreement") dated as of November 2, 2000 by and between US Airways, Inc. and Airbus Industrie Financial Services.

            In accordance with the second paragraph of Section 1 of the Registration Agreement, the undersigned hereby provides written notice of its exercise of a Demand Right (as defined in the Registration Agreement).

                                         AIRBUS INDUSTRIE FINANCIAL SERVICES

                                         By:_____________________
                                            Name:
                                            Title:

Dated:_____________ , _________

                                                                      ANNEX B TO
                                                          REGISTRATION AGREEMENT

            Each broker-dealer that receives Exchange Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Certificates received in exchange for the Certificates where such Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of one hundred eighty (180) days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                      ANNEX C TO
                                                          REGISTRATION AGREEMENT

            Each broker-dealer that receives Exchange Certificates for its own account in exchange for the Certificates, where such Certificates were acquired by such broker- dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution".

                                                                      ANNEX D TO
                                                          REGISTRATION AGREEMENT

                              PLAN OF DISTRIBUTION

            Each broker-dealer that receives Exchange Certificates for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Certificates received in exchange for Existing Certificates where such Existing Certificates were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of one hundred eighty (180) days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, 200__, all dealers effecting transactions in the Exchange Certificates may be required to deliver a prospectus. 1

            The Issuer will not receive any proceeds from any sale of Exchange Certificates by broker-dealers. Exchange Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Certificates. Any broker-dealer that resells Exchange Certificates that were received by it for its own account pursuant to the Exchange offer and any broker or dealer that participates in a distribution of such Exchange Certificates may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of Exchange Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

            For a period of one hundred eighty (180) days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Certificates (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.

--------
1 The legend required by Item 502(e) of Regulation S-K must appear on the back page of the Exchange Offer Prospectus.

                                                                      ANNEX E TO
                                                          REGISTRATION AGREEMENT

                                     Rider A

- CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND TEN (10) COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

      Name:_____________________

      Address:__________________

                                     Rider B

            If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Certificates. If the undersigned is a broker-dealer that will receive Exchange Certificates for its own account in exchange for Certificates, it represents that the Certificates to be exchanged for Exchange Certificates were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Certificates; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.